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                                                                    EXHIBIT 23.9


         [LETTERHEAD OF SAMSON BELAIR DELOITTE & TOUCHE APPEARS HERE]


September 26, 1996


Monsieur Claude Valentine, C.G.A.
Vice-president finances
Boulevard Produits de Bureau Inc.
1616, rue Eiffel
Boucherville PQ J4B 7W1

Claude,

We consent to the incorporation by reference in this Form S-4 registration statement of Corporate Express, Inc. of our report dated December 5th, 1995 on our audit of the financial statements of Boulevard Office Products Inc. as at October 31, 1995 and for the year ended 1995.

/s/ Samson Belair Deloitte & Touche
Chartered Accountants

Bernard Bougie, C.A.
Partner